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                                                                   EXHIBIT 99.11

                        [WARBURG DILLON READ LETTERHEAD]

     We hereby consent to the use of Appendix B containing our opinion letter dated October 26, 1999, to the Board of Directors of Harmonic Inc. ("Harmonic") in the Joint Proxy Statement/Prospectus/Information Statement constituting a part of the Registration Statement on Form S-4 relating to the merger of a subsidiary of Harmonic with C-Cube Microsystems Inc., and to the references to our firm in such Joint Proxy Statement/Prospectus/Information Statement. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        WARBURG DILLON READ LLC


                                        By: /s/ HARRY PLANT
                                           -------------------------------
                                           Harry Plant, Executive Director

                                        By: /s/ JOHN RHINE
                                           -------------------------------
                                           John Rhine, Executive Director

March 22, 2000